UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                           FORM 8-KA-1

                        CURRENT REPORT
            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2006



                       TC X Calibur, Inc.
                       ------------------
      (Exact name of registrant as specified in charter)


            Nevada                  33-29139                87-0474017
            ------                  --------                ----------
(State or other jurisdiction of(Commission File No.) (IRS Employee I.D. No.) incorporation or organization)

               4685 S. Highland Drive, Suite #202
                  Salt Lake City, Utah  84117
                  ---------------------------
           (Address of Principal Executive Offices)

                         (801) 278-9424
                         --------------
                   (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On July 18, 2006, TC X Calibur, Inc. (the "Registrant") entered into an Agreement and Plan of Merger ("Merger Agreement") with RE3W Worldwide Limited, a British Virgin Islands company ("RE3W BVI"); a newly-created wholly-owned subsidiary of Registrant, TCX Acquisition Corp. ("Sub"); Jenson Services, Inc.; Duane S. Jenson; Travis T. Jenson; and Thomas J. Howells, each a shareholder of the Registrant.

     Effective August 31, 2006, the parties executed and delivered a Termination and Release Agreement whereby the Merger Agreement was mutually terminated and pursuant to which each party agreed to pay his or its own costs and expenses, unless specifically agreed otherwise; and each party compromised and settled any causes of action or claims of any kind each had or may have had against the other under the Merger Agreement or by reason of its termination.

Item 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits

*Exhibit 10.1  Agreement and Plan of Merger dated July 18, 2006, entered in by and among Registrant, RE3W WorldWide Limited, a British Virgin Islands company; a newly-created wholly-owned subsidiary of Registrant, TCX Acquisition Corp.; and Jenson Services, Inc.; Duane S. Jenson; Travis T. Jenson; and Thomas
               J. Howells, each a shareholder of Registrant.

Exhibit 10.2   Termination and Release Agreement.

Exhibit 99     Press Release.

               * Incorporated herein by reference from the initially filed 8-K
                 Current Report.

                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, TCX Calibur, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TC X Calibur, Inc.

Date: September 1, 2006                    By: /s/ Travis T. Jenson
                                               ---------------------
                                               Travis T. Jenson, President and
                                               Director